Exhibit 99.2
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News Release

FOR IMMEDIATE RELEASE

November 12, 2004

[Huntington Logo]

HUNTINGTON BANCSHARES INCORPORATED CONTACTS:

INVESTORS & ANALYSTS                            MEDIA
Jay Gould              (614) 480-4060           Todd Bailey       (614) 480-4588
Susan Stuart           (614) 480-3878

[Unizan Logo]

UNIZAN FINANCIAL CORP. CONTACTS:

INVESTORS & ANALYSTS                            MEDIA
Roger Mann             (330) 438-1118           Sandy Upperman    (330) 438-4858


                     HUNTINGTON BANCSHARES INCORPORATED AND
                             UNIZAN FINANCIAL CORP.
                       ANNOUNCE MERGER AGREEMENT EXTENSION

COLUMBUS and CANTON, Ohio - Huntington Bancshares Incorporated (NASDAQ: HBAN) and Unizan Financial Corp. (NASDAQ: UNIZ) today jointly announced that they have entered into an amendment to their January 26, 2004 merger agreement. The amendment extends the term of the agreement for one year from January 27, 2005 to January 27, 2006.

The amendment does not change the previously agreed upon exchange ratio whereby Unizan shareholders will receive 1.1424 shares of Huntington common stock, on a tax-free basis, for each share of Unizan common stock.

The amendment modifies certain terms relating to Unizan's ability to declare dividends by allowing for a one-time special cash dividend declared shortly prior to completion of a merger in an amount equal to the difference between any dividends declared by Huntington, adjusted for the exchange ratio, and those declared by Unizan, from and after January 1, 2005.

The original merger agreement is contained in a registration statement on Form S-4 with the Securities and Exchange Commission, and the merger agreement amendment extending the term of the agreement, providing for the dividend adjustment and certain other matters will be filed by Huntington and Unizan in reports on Form 8-K. These materials may be obtained for free at the Securities and Exchange Commission's Internet site (http://www.sec.gov) and on both

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organizations' Internet sites at either www.huntington.com or www.unizan.com under SEC filings.

"Huntington remains committed to merging with Unizan and the signing of the amendment to the merger agreement represents an extension of that commitment," said Thomas E. Hoaglin, chairman, president, and chief executive officer of Huntington. "We appreciate the patience of Unizan shareholders, employees, and customers during this process."

"We have a high regard for Huntington's management team, as well as its franchise, which has a local-decision based culture and customer base very similar to our own and we look forward to moving forward with the merger approval process," said Roger L. Mann, president and chief executive officer of Unizan.

As announced November 3, 2004, Huntington will be withdrawing its current application with the Federal Reserve to acquire Unizan and intends to resubmit the application for regulatory approval of the merger once Huntington has successfully resolved previously announced SEC and banking regulatory concerns. No assurances, however, can be provided as to the ultimate timing or outcome of these matters.

FORWARD-LOOKING STATEMENT

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those described from time to time in Huntington's Annual Report on Form 10-K and Unizan's Annual Report on Form 10-K for the year ended December 31, 2003, and documents subsequently filed by Huntington and Unizan with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this news release are based on information available at the time of the release. Huntington and Unizan assumes no obligation to update any forward-looking statement.

ABOUT HUNTINGTON

Huntington Bancshares Incorporated is a $32 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 138 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of approximately 700 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania, and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland, and New Jersey. International banking services are made available through the headquarters office in Columbus and an office located in the Cayman Islands and an office located in Hong Kong.

ABOUT UNIZAN

Unizan Financial Corp., a $2.6 billion holding company, is a financial services organization headquartered in Canton, Ohio. The company operates 43 full-service retail financial centers in five metropolitan markets in Ohio - Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.'s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey and Indianapolis, Indiana. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.